Exhibit 10.45

AMENDMENT NO.2

TO THE

2007 PTS HOLDINGS CORP.

STOCK INCENTIVE PLAN

THIS AMENDMENT NO. 2 to the 2007 PTS Holdings Corp. Stock Incentive Plan (the “Plan”) is executed by PTS Holdings Corp. (the “Company”) as of the date set forth below.

WITNESSETH:

WHEREAS, the Company maintains the Plan to foster the long-term growth and performance of the Company;

WHEREAS, the Company previously amended the Plan to increase the number of shares of common stock of the Company available for issuance under the Plan, and the Company’s Board of Directors (the “Board”) desires to make a second amendment to the Plan to further increase the number of shares of common stock of the Company available for issuance under the Plan; and

WHEREAS, the Board reserved the right, pursuant to Section 13 of the Plan, to make certain amendments thereto.

NOW, THEREFORE, pursuant to Section 13 of the Plan, and effective as of the date set forth below, the Board hereby amends the Plan as follows:

1. The first sentence of Section 3 of the Plan is hereby amended in its entirety as follows:

“Subject to Section 9, the total number of Shares which may be issued under the Plan is 104,114.”

IN WITNESS WHEREOF, PTS HOLDINGS CORP., by its duly authorized officer, has caused this Amendment No. 2 to the 2007 PTS Holdings Corp. Stock Incentive Plan to be signed this 25th day of June, 2013.

PTS HOLDINGS CORP.

By:	/s/ Samrat S. Khichi, Esq.
Name:	Samrat S. Khichi, Esq.
Its:	Secretary